     As filed with the Securities and Exchange Commission on June 15, 1999.
                                                         File No. 333-_______
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               VICAL INCORPORATED
             (Exact name of registrant as specified in its charter)

          Delaware                                           93-0948554
------------------------------------               ---------------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification Number)

 9373 Towne Centre Drive, Suite 100
    San Diego, California                                       92121
------------------------------------               ---------------------------
     (Address of Principal                                   (Zip Code)
       Executive Offices)

                   STOCK INCENTIVE PLAN OF VICAL INCORPORATED
                            (Full title of the plan)

                                                          Copy to:
        ALAIN B. SCHREIBER, M.D.                     THOMAS E. SPARKS, JR.
  President and Chief Executive Officer                               PILLSBURY
         VICAL INCORPORATED                           MADISON & SUTRO LLP
   9373 Towne Centre Drive, Suite 100                  Post Office Box 7880
       San Diego, California 92121             San Francisco, California 94120
            (619) 453-9900                             (415) 983-1000
------------------------------------------    --------------------------------
      (Name, address and telephone
      number, including area code,
          of agent for service)


                                             CALCULATION OF REGISTRATION FEE
-------------------------- --------------------- ------------------------- -------------------------- ----------------------
 Title of Securities To        Amount To Be          Proposed Maximum          Proposed Maximum             Amount of
      Be Registered           Registered(1)         Offering Price Per        Aggregate Offering        Registration Fee
                                                         Share(2)                  Price(2)
-------------------------- --------------------- ------------------------- -------------------------- ----------------------
Common Stock, $.01 par           750,000 shares           $11.25                  $8,437,500                $2,345.63
value
-------------------------- --------------------- ------------------------- -------------------------- ----------------------

(1)      Calculated pursuant to General Instruction E to Form S-8

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq National Market on June 1, 1999.

                                ----------------
The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on April 9, 1993 (File No. 33-60826), July 15, 1994 (File No. 33-81602), June 27, 1997 (File No. 333-30181) and July 31, 1998 (File No.
333-60293) are hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) Registrant's Annual Report on Form 10-K (File No. 0-21088) for the fiscal year ended December 31, 1998, which contains, among other things, the financial statements of Registrant for the fiscal year ended December 31, 1998 together with the report thereon of Arthur Andersen LLP, independent public accountants.

     (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     (3) The description of Registrant's common stock contained in Registrant's Registration Statement on Form 8-A filed as of January 8, 1993 and the description of the Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $.001 per share, of the Registrant contained in Registrant's Registration Statement on Form 8-A filed March 23, 1995.

     In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 11, 1999.

                                    VICAL INCORPORATED

                                    By  /s/ Alain B. Schreiber
                                       ------------------------------------
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alain B. Schreiber or Martha J. Demski his or her attorney-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


           Signature                                     Title                                   Date
           ---------                                     -----                                   -----
/s/ Alain B. Schreiber, M.D.                 President, Chief Executive Officer               June 11, 1999
---------------------------------------      (Principal Executive Officer) and
                                             Director

/s/ Martha J. Demski                         Vice President, Chief Financial                  June 11, 1999
---------------------------------------      Officer, Secretary and Treasurer

/s/ R. Gordon Douglas, Jr.                              Director                              June 11, 1999
---------------------------------------


/s/ Patrick F. Latterell                                Director                              June 11, 1999
---------------------------------------


/s/ Philip M. Young                                     Director                              June 11, 1999
---------------------------------------


/s/ Dale A. Smith                                       Director                              June 11, 1999
---------------------------------------


/s/ M. Blake Ingle                                      Director                              June 11, 1999
---------------------------------------


/s/ Gary A. Lyons                                       Director                              June 11, 1999
---------------------------------------

                                                 INDEX TO EXHIBITS

     Exhibit
     Number                               Exhibit
     ------                             ------------
     5.1    Opinion regarding legality of securities to be offered.

    10.1    Stock Incentive Plan of Vical Incorporated.

    23.1    Consent of Arthur Andersen LLP.

    23.2    Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

    25.1    Power of Attorney (see page 3).



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